V2P Communications, Inc.
5820 Oberlin Dr.
Suite 203
San Diego, CA 92121

March 5, 2009

Gentlemen,

I am writing this letter to inform you, that at this time, V2P Communications, Inc. is not able to continue with the merger with Boatatopia.  We wish to terminate our agreement dated December 29, 2008, effective immediately.

Sincerely,

/s/ Sam Deeb
Sam Deeb
President V2P Communications, Inc.

Accepted by:

/s/ Stephen N. Causey
Stephen N. Causey
Sole Director and President